Exhibit 10.8

WITHDRAWAL, WAIVER OF EVENTS OF DEFAULTS AND RELEASE

      OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega"), and OMEGA (KANSAS), INC., a Kansas corporation ("Omega Kansas") are entering into this Withdrawal, Waiver of Events of Defaults and Release (this "Waiver and Release") pursuant to the terms of that certain Settlement Agreement (the "Settlement Agreement") dated as of June 4, 2003 by and between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, for itself and as successor to Sterling House Corporation, a Kansas corporation, AHC PROPERTIES, INC., a Delaware corporation, ALS-Clare Bridge, Inc., a Delaware corporation, Omega and Omega Kansas.

      Omega and Omega Kansas hereby (i) withdraw all default notices and declarations of Events of Default given or declared prior to the date of this Waiver by either or both of them with respect to the Transaction Documents (as defined in the Settlement Agreement) or any of them and (ii) irrevocably and unconditionally waive the Existing Defaults (as defined in the Settlement Agreement) and (iii) release and forever discharge Alterra Healthcare Corporation, AHC Properties, Inc., ALS-Clare Bridge, Inc. and the Sublessees (as defined in the Settlement Agreement) from all claims, debts, liabilities, demands, obligations, costs, expenses, actions, causes of action, of every nature and description, whether known or unknown, absolute, mature or not yet due, liquidated or nonliquidated, contingent, noncontingent, direct or indirect, and arising with respect to the Existing Defaults; provided, however, that Omega and Omega Kansas retain claims for unpaid Base Rent (as defined in the Master Leases, which are defined in the Settlement Agreement) only to the extent that such unpaid Base Rent is calculated as part of the Aggregate Base Rent Reduction Amount (as defined in the Master Leases).

      This Withdrawal, Waiver of Events of Defaults and Release is made with the express intent that it may be relied upon by Alterra Healthcare Corporation, AHC Properties, Inc., ALS-Clare Bridge, Inc., and the entities set forth on Exhibit "A", and is delivered under and by virtue of entering into the Settlement Agreement and consummating the transactions contemplated by the Settlement Agreement.

Dated:  July 7, 2003

OMEGA HEALTHCARE INVESTORS, INC., a
Maryland corporation

By:  /s/ Daniel J. Booth
Name:  Daniel J. Booth
Title:  Chief Operating Officer

OMEGA (KANSAS), INC., a Kansas corporation

By:  /s/ Daniel J. Booth
Name:  Daniel J. Booth
Title:  Chief Operating Officer

Exhibit A

Sterling Cottage of Oklahoma City LLC, a Delaware limited liability company

Sterling House of Kokomo L.P., a Delaware limited partnership